UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2018

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensation Arrangements with Chief Financial Officer. On June 1, 2018 (the “Grant Date”), the Human Resources and Compensation Committee (the “Committee”) of the board of directors of CenturyLink, Inc. (the “Company”) approved a one-time long-term incentive (“LTI”) retention grant of 104,976 shares of performance-based restricted stock to Sunit S. Patel, the Company’s Executive Vice President and Chief Financial Officer, with a grant date value of $2 million (such grant and such shares hereinafter being referred to respectively as the “Retention Grant” and the “PBRS”).

The number of PBRS granted to Mr. Patel represents his target award. The actual number of shares of Common Stock earned under the Retention Grant will range between 0 to 200% of the number of PBRS granted, determined using a two-step process: (1) between 0 to 100% of target PBRS will be earned depending on the Company’s cumulative adjusted EBITDA results for the three-year period from 2018 to 2020 (in which the payout may range between 50% of target PBRS at threshold performance up to 100% of target PBRS at target performance) and (2) provided that target performance is met or exceeded under step (1), Mr. Patel may earn above target (up to a maximum 200% of target PBRS) based on the Company’s relative total shareholder return over the same period (in which the payout will range from 100% of target PBRS at 50th percentile to 200% of target PBRS at 75th percentile or higher) against the performance of a peer group of companies in the telecommunications industry. These dual performance metrics match those applicable to the performance-based portion of the promotion grant that the Committee recently awarded to the Company’s CEO.

All shares earned under the Retention Grant will vest on the third anniversary of the Grant Date, subject to Mr. Patel’s continued employment through such date, although vesting will accelerate upon Mr. Patel’s termination of employment due to death or disability. The Retention Grant is subject to the terms and conditions of the CenturyLink 2018 Equity Incentive Plan and the applicable award agreement.

The Committee also approved on June 1, 2018 an adjustment in Mr. Patel’s total target compensation in order to better align his overall compensation package with similarly-situated executives at peer companies. Specifically, with respect to annual LTI awards, which are typically granted to the Company’s executives in February of each year, Mr. Patel’s grant date target LTI award will be $4 million, effective with the 2019 LTI grant cycle.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “will,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

Dated: June 7, 2018